EXHIBIT 99.1

Table of Contents

Earnings Release and Table Listing

  Earnings release narrative
  Balance sheet
  Income statement
  Selected financial data
    Net income (loss) by business segment
    Selected financial ratios
    Asset activity
    Capital ratios (Bank only)
    Book value per share
    Number of branches
    Average balance sheet data
    Loan and deposit related fees
    Net gains (losses) on sales of loans and mortgage-backed securities
    Loan servicing income (loss), net
    Mortgage servicing rights activity
    Mortgage loans serviced for others
    Loans held for investment
    Loans helf for sale, net
    Delinquent loans
    Non-performing assets

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Thomas E. Prince Chief Financial Officer (949)509-4440

DOWNEY ANNOUNCES RECORD QUARTERLY EARNINGS

          Newport Beach, California - January 16, 2003 - Downey Financial Corp. (NYSE: DSL) reported that net income for the fourth quarter of 2002 totaled $40.0 million, a quarterly record, up from $39.1 million in the year-ago fourth quarter. On a diluted per share basis, net income was $1.43 in the current quarter, up 2.9% from $1.39 a year ago. During the current quarter, 94,000 shares of common stock were repurchased at an average price per share of $36.78, increasing the total shares repurchased during 2002 to 306,300 at an average per share price of $39.73. There remains $38 million of the previously announced $50 million authorization for future share repurchases.

          Net income for 2002 totaled $112.3 million or $3.99 per share on a diluted basis, down from last year’s record of $120.2 million or $4.25 per share, but second highest in Downey’s history. A primary contributor to the decline between years was a larger addition to the valuation allowance for mortgage servicing rights, as the fair value of those rights declined due to the drop in long-term interest rates during 2002. As previously disclosed, mortgage servicing rights are not hedged. The pre-tax addition to the valuation allowance in 2002 was $36.6 million, up from $10.6 million a year-ago. While net income fell short of a record level, the following records were achieved in 2002:

  a record level of single family loan originations of $10.7 billion;
  a record level of single family loan sales into the secondary market of $6.0 billion;
  a record level of year-end deposits totaling $9.2 billion; and
  a record 28 branch openings, bringing total branches at year end to 165.

During the fourth quarter of 2002, Statement of Financial Accounting Standards No. 147, "Acquisitions of Certain Financial Institutions, an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9" ("SFAS 147"), was adopted. As a result, the excess cost over the fair value of branch acquisitions is no longer being amortized and the results of the first three quarters of 2002 have been restated consistent with the requirements of SFAS 147. Net income for the first nine months of 2002 increased $194,000 from the amount previously reported due to the restatement.

          Net interest income totaled $83.4 million in the fourth quarter of 2002, up $3.6 million or 4.6% between fourth quarters. The year-ago fourth quarter included $2.1 million of deferred interest on a commercial real estate loan that was repaid. Excluding that amount, net interest income would have increased $5.7 million or 7.3% between fourth quarters. The increase primarily reflected higher interest-earning assets, which averaged $11.4 billion in the current quarter, up 8.9% from a year ago. The effective interest rate spread averaged 2.93% in the fourth quarter, down from 3.05% a year ago but up from the third quarter 2002 level of 2.83%. Approximately two-thirds of the decline in the effective interest rate spread between fourth quarters was associated with the year-ago recognition of the previously mentioned deferred interest. For 2002, net interest income totaled $315.4 million, up $9.8 million or 3.2% from a year ago.

          Provision for loan losses totaled $0.1 million in the current quarter, down $1.2 million from the year-ago fourth quarter. The allowance for loan losses was $35 million at December 31, 2002, compared to $36 million at year-end 2001. There were virtually no net charge-offs in the fourth quarter of 2002, compared to $0.2 million a year-ago. For 2002, provision for loan losses was $0.9 million and net charge-offs were $2.1 million. That compares to a provision for loan losses of $2.6 million and net charge-offs of $0.9 million in 2001.

          Other income totaled $36.0 million in the fourth quarter, up from $33.2 million a year ago. Contributing to the $2.8 million increase between fourth quarters were increases of $16.7 million in net gains from the sale of loans and mortgage-backed securities, $2.4 million in income from real estate held for investment, and $1.2 million in deposit related fees. Net gains from sales of loans and mortgage-backed securities totaled $23.7 million in the current quarter and included a $4.3 million gain due to the SFAS 133 impact of valuing derivatives associated with the sale of loans. Excluding the favorable impact of SFAS 133, a gain equal to 0.94% of secondary market sales was realized. The increase in income from real estate held for investment primarily reflected higher gains from sales, which totaled $3.2 million in the current quarter and were up $3.0 million from a year ago. Partially offsetting those increases was a $15.9 million unfavorable change from loan servicing and a $1.6 million decline in loan related fees, as loan prepayment fees were $1.8 million lower. A loss of $4.5 million was incurred from loan servicing in the current quarter, compared to income of $11.5 million in the year-ago fourth quarter. Rising interest rates in both fourth quarters resulted in increased valuations of mortgage servicing rights. However, permanent impairment from actual prepayments exceeded the increased valuation in the current quarter and a $2.5 million addition was recorded to the valuation allowance for mortgage servicing rights. This is in contrast to $12.0 million being recaptured from the valuation allowance in the year-ago fourth quarter. At December 31, 2002, mortgage servicing rights, net of a $33 million valuation allowance, totaled $58 million or 0.72% of the $8.036 billion of associated loans serviced for others. For 2002, total other income was $66.7 million, down $1.9 million from a year ago.

          Operating expense totaled $50.0 million in the current quarter, up $6.2 million or 14.0% from the fourth quarter of 2001, because of higher general and administrative expense. The increase was primarily due to higher costs associated with the increased number of branch locations and higher loan origination activity. For 2002, operating expense totaled $186.7 million, up $23.5 million from 2001.

          At December 31, 2002, assets totaled $12.0 billion, up $0.9 billion or 7.9% from a year ago. As previously reported, $1.0 billion of 30-year fixed rate mortgage-backed securities purchased in late September 2002 were sold in mid-October. As a result, assets declined by $540 million during the current quarter. Approximately $1.0 million was earned on the securities while owned, of which approximately $0.8 million is included in net interest income and $0.2 million is reflected in net gains on sales of loans and mortgage-backed securities.

          Single family loan originations (including purchases) totaled a record $3.390 billion in the fourth quarter of 2002, up 35.6% from the $2.500 billion originated in the fourth quarter of 2001. Of the current quarter total, $1.349 billion represented loans for portfolio, of which $113 million represented subprime credits. At quarter end, the subprime portfolio totaled $1.4 billion, with an average loan-to-value ratio at origination of 75% and, of the total, 87% represented "A-" credits, an improvement from 79% at year-end 2001. In addition to single family loans, $61 million of other loans were originated in the quarter.

          Deposits totaled $9.2 billion at December 31, 2002, up 7.2% from the year-ago level. During the quarter, one traditional and eight in-store branches were opened, increasing total branches to 165, of which 93 were in-store. At quarter end, the average deposit size of our traditional branches was $105 million, while the average deposit size of our in-store branches was $18 million ($22 million excluding the new in-store branches opened within the past 12 months).

          Non-performing assets declined $9 million during the quarter to $80 million, or 0.67% of total assets. The decline was in the residential category, of which $6 million was associated with subprime loans.

          At December 31, 2002, Downey Financial Corp.’s primary subsidiary, Downey Savings and Loan Association, F.A., had core and tangible capital ratios of 6.92% and a risk-based capital ratio of 14.08%. These capital levels were well above the "well capitalized" standards of 5% and 10%, respectively, as defined by regulation.

          Certain statements in this release may constitute "forward looking statements" under the Private Securities Litigation Reform Act of 1995, which involve risk and uncertainties. Downey’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Downey conducts its operations, fluctuations in interest rates, credit quality and government regulation.

          For further information contact: Thomas E. Prince, Executive Vice President and Chief Financial Officer at (949)509-4440.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(Dollars in Thousands, Except Per Share Data)	2002	2001

Assets
Cash	$123,524	$106,079
Federal funds	2,555	37,001

Cash and cash equivalents	126,079	143,080
U.S. Treasury securities, agency obligations and other investment
securities available for sale, at fair value	457,797	402,355
Municipal securities held to maturity, at amortized cost (estimated fair value of $6,202 at December 31, 2002 and
$6,373 at December 31, 2001)	6,216	6,388
Loans held for sale, at lower of cost or fair value	652,052	499,024
Mortgage-backed securities available for sale, at fair value	2,253	118,981
Loans receivable held for investment	10,322,637	9,514,408
Investments in real estate and joint ventures	33,890	38,185
Real estate acquired in settlement of loans	12,360	15,366
Premises and equipment	113,536	111,762
Federal Home Loan Bank stock, at cost	117,563	113,139
Mortgage servicing rights, net	57,729	56,895
Other assets	76,039	85,447

	$11,978,151	$11,105,030

Liabilities and Stockholders’ Equity
Deposits	$9,238,350	$8,619,566
Federal Home Loan Bank advances and other borrowings	1,624,084	1,522,712
Accounts payable and accrued liabilities	102,533	67,431
Deferred income taxes	70,080	41,425

Total liabilities	11,035,047	10,251,134

Company obligated mandatorily redeemable capital securities of subsidiary trust holding solely junior subordinated debentures
of the Company ("Capital Securities")	120,000	120,000
Stockholders’ equity:
Preferred stock, par value of $0.01 per share; authorized 5,000,000
shares; outstanding none	-	-
Common stock, par value of $0.01 per share; authorized 50,000,000 shares;
issued 28,235,022 shares at December 31, 2002 and
28,213,048 shares at December 31, 2001	282	282
Additional paid-in capital	93,792	93,400
Accumulated other comprehensive loss	(1,422)	(239)
Retained earnings	742,622	640,453
Treasury stock, at cost, 306,300 shares at December 31, 2002	(12,170)	-

Total stockholders’ equity	823,104	733,896

	$11,978,151	$11,105,030

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

(Dollars in Thousands, Except Per Share Data)	2002	2001	2002	2001

Interest income
Loans receivable	$153,050	$178,335	$612,762	$782,784
U.S. Treasury securities and agency obligations	2,296	3,133	9,682	15,392
Mortgage-backed securities	1,134	449	3,637	726
Other investments	1,811	1,567	6,957	9,479

Total interest income	158,291	183,484	633,038	808,381

Interest expense
Deposits	56,187	88,635	244,541	424,855
Borrowings	15,710	12,093	60,936	65,793
Capital securities	3,041	3,041	12,163	12,163

Total interest expense	74,938	103,769	317,640	502,811

Net interest income	83,353	79,715	315,398	305,570
Provision for loan losses	127	1,290	939	2,564

Net interest income after provision for loan losses	83,226	78,425	314,459	303,006

Other income, net
Loan and deposit related fees	12,458	12,846	47,220	50,486
Real estate and joint ventures held for investment, net	3,830	1,447	10,250	3,885
Secondary marketing activities:
Loan servicing income (loss), net	(4,461)	11,481	(39,629)	(11,373)
Net gains on sales of loans and mortgage-backed securities	23,734	7,049	45,860	22,432
Net gains on sales of mortgage servicing rights	25	176	331	934
Net gains on sales of investment securities	10	87	219	329
Other	397	84	2,431	1,843

Total other income, net	35,993	33,170	66,682	68,536

Operating expense
Salaries and related costs	32,695	27,075	119,514	99,935
Premises and equipment costs	7,891	7,303	30,694	26,016
Advertising expense	726	1,168	4,418	4,410
SAIF insurance premiums and regulatory assessments	765	792	3,078	3,051
Professional fees	547	839	1,435	5,452
Other general and administrative expense	7,470	6,339	27,505	23,632

Total general and administrative expense	50,094	43,516	186,644	162,496

Net operation of real estate acquired in settlement of loans	(68)	237	11	239
Amortization of excess cost over fair value of branch acquisitions	-	113	-	457

Total operating expense	50,026	43,866	186,655	163,192

Income before income taxes	69,193	67,729	194,486	208,350
Income taxes	29,221	28,633	82,193	88,169

Net income	$39,972	$39,096	$112,293	$120,181

PER SHARE INFORMATION

Basic	$1.43	$1.39	$3.99	$4.26

Diluted	$1.43	$1.39	$3.99	$4.25

Cash dividends declared and paid	$0.09	$0.09	$0.36	$0.36

Weighted average diluted shares outstanding	28,006,770	28,259,728	28,173,659	28,271,103

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL DATA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

(Dollars in Thousands)	2002	2001	2002	2001

Net income by business segment
Banking	$37,563	$38,225	$106,074	$119,454
Real estate investment	2,409	871	6,219	727

Total net income	$39,972	$39,096	$112,293	$120,181

Selected financial ratios
Effective interest rate spread	2.93%	3.05%	2.91%	2.91%
Efficiency ratio (a)	43.37	39.08	50.23	43.93
Return on average assets	1.36	1.44	1.00	1.11
Return on average equity	19.81	21.99	14.42	17.81

Asset activity
Loans for investment portfolio: (b)
Originations:
Residential one-to-four units	$1,236,455	$803,328	$3,967,227	$2,795,981
Residential one-to-four units — subprime	112,632	82,772	520,319	428,485
All other	61,109	51,488	269,407	180,498
Repayments	(1,090,307)	(945,582)	(3,911,209)	(3,715,163)
Loans originated for sale portfolio (b)	2,041,109	1,613,671	6,172,572	4,823,938

Loans and mortgage-backed securities sold from sale portfolio:
Secondary marketing activities	(2,052,086)	(1,471,987)	(6,023,644)	(4,553,944)
Other mortgage-backed securities	(1,012,986)	-	(1,080,217)	-

Increase (decrease) in loans (including
mortgage-backed securities)	(708,095)	219,924	844,529	48,060

Increase (decrease) in assets	(540,267)	388,736	873,121	211,167

Increase (decrease) in deposits	181,418	(249,216)	618,784	536,877

Increase (decrease) in borrowings	(245,705)	595,285	101,372	(455,860)

Earnings Release and Table Listing

	December 31,	September 30,	December 31,
	2002	2002	2001

Capital ratios (Bank only)
Tangible	6.92%	6.36%	7.10%
Core	6.92	6.36	7.10
Risk-based	14.08	13.65	14.53

Book value per share	$29.47	$28.21	$26.01

Number of branches including in-store locations	165	156	137

(a) The amount of general and administrative expense incurred for each $1 of net interest income plus other income, except for income associated with real estate held for investment and securities gains or losses.
(b) Included loans purchased.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended December 31,

	2002			2001

			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in Thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Average balance sheet data
Interest-earning assets:
Loans	$10,863,111	$153,050	5.64%	$10,000,631	$178,335	7.13%
Mortgage-backed securities	85,153	1,134	5.33	36,623	449	4.90
Investment securities	443,054	4,107	3.68	420,718	4,700	4.43

Total interest-earning assets	11,391,318	158,291	5.56	10,457,972	183,484	7.02
Non-interest-earning assets	404,722			370,537

Total assets	$11,796,040			$10,828,509

Transaction accounts:
Non-interest-bearing checking	$345,667	$-	-%	$354,231	$-	-%
Interest-bearing checking (a)	420,677	326	0.31	414,470	424	0.41
Money market	116,958	432	1.47	103,247	533	2.05
Regular passbook	3,543,480	16,611	1.86	1,646,412	11,184	2.70

Total transaction accounts	4,426,782	17,369	1.56	2,518,360	12,141	1.91
Certificates of deposit	4,742,758	38,818	3.25	6,214,429	76,494	4.88

Total deposits	9,169,540	56,187	2.43	8,732,789	88,635	4.03
Borrowings	1,521,114	15,710	4.10	1,114,446	12,093	4.31
Capital securities	120,000	3,041	10.14	120,000	3,041	10.14

Total deposits, borrowings and capital securities	10,810,654	74,938	2.75	9,967,235	103,769	4.13
Other liabilities	178,422			150,070
Stockholders’ equity	806,964			711,204

Total liabilities and stockholders’ equity	$11,796,040			$10,828,509

Net interest income/interest rate spread		$83,353	2.81%		$79,715	2.89%
Excess of interest-earning assets over deposits,
borrowings and capital securities	$580,664			$490,737
Effective interest rate spread			2.93			3.05

	Twelve Months Ended December 31,

Interest-earning assets:
Loans	$10,336,951	$612,762	5.93%	$10,033,155	$782,784	7.80%
Mortgage-backed securities	76,250	3,637	4.77	13,747	726	5.28
Investment securities	420,142	16,639	3.96	443,386	24,871	5.61

Total interest-earning assets	10,833,343	633,038	5.84	10,490,288	808,381	7.71
Non-interest-earning assets	397,011			360,395

Total assets	$11,230,354			$10,850,683

Transaction accounts:
Non-interest-bearing checking	$306,890	$-	-%	$302,628	$-	-%
Interest-bearing checking (a)	421,590	1,391	0.33	406,666	2,057	0.51
Money market	113,862	1,929	1.69	93,964	2,436	2.59
Regular passbook	3,042,839	69,113	2.27	1,118,287	34,553	3.09

Total transaction accounts	3,885,181	72,433	1.86	1,921,545	39,046	2.03
Certificates of deposit	4,883,023	172,108	3.52	6,779,879	385,809	5.69

Total deposits	8,768,204	244,541	2.79	8,701,424	424,855	4.88
Borrowings	1,410,762	60,936	4.32	1,219,484	65,793	5.40
Capital securities	120,000	12,163	10.14	120,000	12,163	10.14

Total deposits, borrowings and capital securities	10,298,966	317,640	3.08	10,040,908	502,811	5.01
Other liabilities	152,925			134,803
Stockholders’ equity	778,463			674,972

Total liabilities and stockholders’ equity	$11,230,354			$10,850,683

Net interest income/interest rate spread		$315,398	2.76%		$305,570	2.70%
Excess of interest-earning assets over deposits,
borrowings and capital securities	$534,377			$449,380
Effective interest rate spread			2.91			2.91

(a) Included amounts swept into money market deposit accounts.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

(Dollars in Thousands)	2002	2001	2002	2001

Loan and deposit related fees
Loan related fees:
Prepayment fees	$3,650	$5,475	$15,999	$23,839
Other fees	2,733	2,477	9,258	8,764
Deposit related fees:
Automated teller machine fees	2,066	1,670	7,328	6,524
Other fees	4,009	3,224	14,635	11,359

Total loan and deposit related fees	$12,458	$12,846	$47,220	$50,486

Net gains (losses) on sales of loans and mortgage-backed
securities
Mortgage servicing rights	$18,779	$15,300	$53,236	$44,391
All other components excluding SFAS 133	668	(4,417)	(13,474)	(15,995)
SFAS 133	4,287	(3,834)	6,098	(5,964)

Total net gains on sales of loans and

mortgage-backed securities	$23,734	$7,049	$45,860	$22,432

Secondary marketing gain excluding SFAS 133 as percent
of associated sales	0.94%	0.74%	0.66%	0.62%

Loan servicing income (loss), net
Income from servicing operations	$2,182	$2,477	$11,419	$9,028
Amortization of MSRs	(4,146)	(2,956)	(14,435)	(9,813)
(Provision for) reduction of impairment	(2,497)	11,960	(36,613)	(10,588)

Total loan servicing income (loss), net	$(4,461)	$11,481	$(39,629)	$(11,373)

Mortgage servicing rights activity
Gross balance at beginning of period	$83,705	$61,651	$65,630	$46,214
Additions	18,779	15,300	53,236	44,391
Amortization	(4,146)	(2,956)	(14,435)	(9,813)
Sales	(1,319)	(4,916)	(1,354)	(7,826)
Impairment write-down	(6,435)	(3,449)	(12,493)	(7,336)

Gross balance at end of period	90,584	65,630	90,584	65,630

Allowance balance at beginning of period	36,793	24,144	8,735	5,483
Provision for (reduction of) impairment	2,497	(11,960)	36,613	10,588
Impairment write-down	(6,435)	(3,449)	(12,493)	(7,336)

Allowance balance at end of period	32,855	8,735	32,855	8,735

Total mortgage servicing rights, net	$57,729	$56,895	$57,729	$56,895

Estimated fair value (a)	$57,736	$58,047	$57,736	$58,047
Weighted average expected life (in months)	43	82	43	82
Weighted average discount rate	8.35%	9.16%	8.35%	9.16%

Earnings Release and Table Listing

	December 31,	September 30,	December 31,
(Dollars in Thousands)	2002	2002	2001

Mortgage loans serviced for others
Total	$8,316,236	$7,502,157	$5,805,811
With capitalized mortgage servicing rights: (a)
Amount	8,036,393	7,355,700	5,379,513
Weighted average interest rate	6.51%	6.71%	6.97%
Custodial escrow balances	$15,243	$21,628	$10,596

(a) The estimated fair value may exceed book value for certain asset strata and excluded loans sold or securitized prior to 1996 and loans temporarily sub-serviced without capitalized mortgage servicing rights.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL DATA – (Continued)

	December 31,	September 30,	December 31,
(Dollars in Thousands)	2002	2002	2001

Loans held for investment
Loans secured by real estate:
Residential one-to-four units	$8,647,197	$8,285,998	$7,699,061
Residential one-to-four units — subprime	1,386,113	1,420,081	1,506,719

Total residential one-to-four units	10,033,310	9,706,079	9,205,780
Residential five or more units	10,640	8,430	11,179
Commercial real estate	71,415	77,665	112,509
Construction	103,547	110,125	84,942
Land	53,538	53,885	22,028
Non-mortgage:
Commercial	15,021	17,792	22,017
Automobile	11,641	14,475	24,529
Other consumer	56,782	54,779	50,908

Total loans held for investment	10,355,894	10,043,230	9,533,892
Increase (decrease) for:
Undisbursed loan funds and net deferred costs and premiums	1,742	(7,930)	16,636
Allowance for losses	(34,999)	(34,880)	(36,120)

Total loans held for investment, net	$10,322,637	$10,000,420	$9,514,408

Loans held for sale, net
Residential one-to-four units	$649,964	$662,292	$509,350
Capitalized basis adjustment (a)	2,088	3,295	(10,326)

Total loans held for sale	$652,052	$665,587	$499,024

Delinquent loans
30-59 days	$28,998	$29,714	$32,859
60-89 days	14,070	18,299	22,048
90+ days (b)	51,845	48,585	55,789

Total delinquent loans	$94,913	$96,598	$110,696

Delinquencies as a percentage of total loans	0.86%	0.90%	1.10%

Non-performing assets
Non-accrual loans:
Residential one-to-four units	$34,504	$36,068	$43,210
Residential one-to-four units — subprime	32,263	36,304	31,166
Other	681	823	2,668

Total non-accrual loans	67,448	73,195	77,044
Troubled debt restructure — below market rate (c)	-	203	203
Real estate acquired in settlement of loans	12,360	15,441	15,366
Repossessed automobiles	6	15	19

Total non-performing assets	$79,814	$88,854	$92,632

Non-performing assets as a percentage of total assets	0.67%	0.71%	0.83%

(a) Reflects the change in fair value from date of interest rate lock commitment to date of origination.
(b) All 90 day or greater delinquencies are on non-accrual status and reported as part of non-performing assets.
(c) Represents one residential one-to-four unit loan.

.Note: Certain prior period amounts have been reclassified to conform to the current presentation.